JNL Series Trust 485BPOS

Exhibit 99.28(h)(13)(ii)

Schedule A: Acquiring Funds

Amended: October 21, 2024

Registrant: JNL Series Trust

Series:	JNL Moderate ETF Allocation Fund*

JNL Moderate Growth ETF Allocation Fund*

JNL Growth ETF Allocation Fund*

*The Acquiring Fund names are effective October 21, 2024. Prior to October 21, 2024, the JNL Moderate ETF Allocation Fund was known as the JNL iShares Tactical Moderate Fund, the JNL Moderate Growth ETF Allocation Fund was known as the JNL iShares Tactical Moderate Growth Fund, and the JNL Growth ETF Allocation Fund was known as the JNL iShares Tactical Growth Fund.

A-1